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                                                                    Exhibit 23.6

             [LETTERHEAD OF DILLON, READ & CO. INC. APPEARS HERE]





     We hereby consent to the reference to us under the caption "The Merger -- Opinion of Financial Advisor" in the Registration Statement on Form S-4 (File No. 33-54475) of Columbia/HCA Healthcare Corporation and to the inclusion of our fairness opinion as an appendix to the Proxy Statement and Prospectus constituting a part of said Registration Statement.

                                         /s/ Dillon, Read & Co. Inc.

                                         Dillon, Read & Co. Inc.





Dated:  July 28, 1994